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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into this 17th day of December, 2003 among CenterPoint Energy, Inc., a Texas corporation (the "Company"), and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives (the "Representatives") of the initial purchasers (the "Initial Purchasers") listed on Schedule I to the Purchase Agreement (defined below).

         This Agreement is made pursuant to the Purchase Agreement dated December 12, 2003, between the Company and the Representatives on behalf of the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $225,000,000 principal amount of the Company's 2.875% Convertible Senior Notes due 2024 (the " Firm Notes") and the granting by the Company to the Initial Purchasers of the option to purchase $30,000,000 additional principal amount of such Convertible Senior Notes (the "Option Notes" and, together with the Firm Notes, the "Notes"). The Notes are convertible into shares of Common Stock, par value $0.01 per share of the Company ("Common Stock") at the initial conversion price set forth in the Offering Memorandum dated December 12, 2003, subject to adjustment in accordance with the Indenture (as defined below). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Applicable Conversion Price" shall mean, as of any date of determination, $1,000 principal amount of Notes as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

                  "Additional Amounts" shall have the meaning set forth in
Section 2.4(A) hereof.

                  "Additional Amounts Payment Date" shall have the meaning set forth in Section 2.4(B) hereof.

                  "Affected Holder" shall have the meaning set forth in Section 2.4(B).

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                  "Business Day" shall mean each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Closing Date" shall mean the later of (a) the date on which the Firm Notes are issued and (b) the date on which the Option Notes are issued.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Conversion Rate" shall have the meaning assigned to such term in the Indenture.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary for the Securities appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

                  "Firm Closing Date" shall mean the date on which the Firm Notes are issued.

                  "Firm Notes" shall have the meaning set forth in the preamble.

                  "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees in each case who become and continue to be owners of Registrable Securities.

                  "Holders' Counsel" shall have the meaning set forth in the definition of Registration Expenses.

                  "Indenture" shall mean the Indenture, dated as of May 19, 2003, between the Company and JPMorgan Chase Bank, as trustee, as supplemented by a Supplemental Indenture No. 4, dated as of December 17, 2003, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

                  "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

                  "Majority Holders" shall mean, on any date, Holders of a majority of the outstanding Shares constituting Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company or other obligor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount. For the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be Holders of the number of Shares into which such Notes are or would be convertible as of such date.

                  "NASD" shall mean the National Association of Securities Dealers Inc.

                  "Notes" shall have the meaning set forth in the preamble.

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                  "Notice and Questionnaire" shall mean a written notice
delivered to the Company substantially in the form attached as Appendix I to the Offering Memorandum.

                  "Notice Holder" shall mean, on any date, any Holder of Registrable Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  "Option Notes" shall have the meaning set forth in the preamble.

                  "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities have been transferred in compliance with Rule 144 under the 1933 Act or may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, or (iii) such Securities shall have ceased to be outstanding.

                  "Registration Default" shall have the meaning set forth in
Section 2.4(A) hereof.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and

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compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and disbursements of one firm, at any one time, of legal counsel selected by the Representatives or the Majority Holders to represent the Holders of Registrable Securities, which shall be Dewey Ballantine LLP until another firm shall be selected by the Representatives or the Majority Holders in accordance herewith ("Holders' Counsel"), in connection with the rights and obligations of the Holders hereunder and (ix) any reasonable fees and disbursements of any underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Shelf Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                  "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or governmental body performing the functions currently performed by the United States Securities and Exchange Commission.

                  "Securities" shall mean collectively the Notes and the Shares.

                  "Shares" shall mean the shares of Common Stock into which the Notes are convertible or that have been issued upon any conversion of the Notes into Common Stock.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "TIA" shall mean the Trust Indenture Act of 1939, as amended.

                  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

         2.       Registration Under the 1933 Act.

                  2.1      Shelf Registration.

         (A) The Company agrees to use reasonable commercial efforts to file under the 1933 Act within 120 days after the Firm Closing Date a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 under the 1933 Act or any similar rule that may be adopted by the SEC. The Company agrees to use its reasonable commercial efforts to cause the Shelf Registration Statement to become or be declared effective within 180 days after the Firm Closing Date and to keep such Shelf Registration Statement continuously effective until the earliest of (i) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement, (ii) the date on which all Registrable Securities have been sold pursuant to Rule 144 under the 1933 Act, (iii) such time as there are no longer any Registrable Securities outstanding, and (iv) the second anniversary of the Closing Date; provided, however, that the Company shall not be obligated to keep the Shelf Registration Statement effective or to permit the use of any Prospectus forming a part of the

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Shelf Registration Statement if (i) the Company determines, in its reasonable judgment, upon advice of counsel that the continued effectiveness and use of the Shelf Registration Statement would (x) require the disclosure of material information which the Company has a bona fide business reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries; and provided, further, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 45 consecutive calendar days or no more than an aggregate of 90 calendar days during any consecutive twelve-month period (whereafter a Registration Default, as hereinafter defined, shall occur and Additional Amounts shall accrue as set forth in Section 2.4(A)(v) hereof) and (ii) the Company promptly thereafter complies with the requirements of Section 3(K) hereof, if applicable; any such period during which the Company is excused from keeping the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a "Suspension Period"; a Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, which need not specify the nature of the event giving rise to such suspension, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed. Each Holder, by its acceptance of the Securities, agrees to hold any such notice or communication by the Company in confidence, except to the extent required by law or to explain to the offeree thereof the withdrawal by such Holder of a pending offer to sell any of such Holder's Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus.

         (B) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2.1(B) and the last paragraph of Section 3. To be named a selling holder in the Shelf Registration Statement when it first becomes effective, Holders must deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to the effectiveness of the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, within ten (10) Business Days after the date a Notice and Questionnaire is delivered, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable commercial efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2.1(B)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2.1(B)(i) hereof; provided, that if such Notice and

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Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period as if such Holder had delivered such Notice and Questionnaire on the date of expiration of the Suspension Period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related Prospectus or to enable any Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2.1(B) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this
Section 2.1(B).

         (C) The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(B) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC (other than any documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act that are deemed incorporated by reference in such Shelf Registration Statement or the Prospectus).

                  2.2 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 hereof and the performance of its obligations under Sections 2.1 and 3 hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  2.3      Effectiveness.

         (A) The Company will be deemed not to have used its reasonable commercial efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action (other than any action specifically permitted by Section 2.1(A) hereof) which omission would, result in any such Shelf Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

         (B) A Shelf Registration Statement pursuant to Section 2.1 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

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                  2.4      Interest.

         (A) If any of the following events (any such event a "Registration Default") shall occur, then additional amounts (the "Additional Amounts") shall become payable to Holders in respect of the Registrable Securities as follows:

                  (i) if the Shelf Registration Statement is not filed with the SEC within 120 days following the Firm Closing Date, then commencing on the 121st day after the Firm Closing Date, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 121st day and at a rate of 0.50% per annum thereafter; or

                  (ii) if the Shelf Registration Statement is not declared effective by the SEC within 180 days following the Firm Closing Date, then commencing on the 181st day after the Firm Closing Date, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 181st day and at a rate of 0.50% per annum thereafter; or

                  (iii) if the Company has failed to perform its obligations set forth in subsection (i) of the third sentence of Section 2.1(B) hereof within the ten Business Day period required therein, then commencing on the sixth Business Day after the Affected Holder has notified the Company of such failure (unless such failure is cured prior to such sixth Business Day), Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such sixth Business Day and at a rate of 0.50% per annum thereafter;

                  (iv) if the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective or usable at any time (other than as specifically permitted in Section 2.1(A) hereof) without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective, then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.50% per annum thereafter; or

                  (v) if the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 2.1(A) hereof, then commencing on the day the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable

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         Securities and on the Applicable Conversion Price of any outstanding
         Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

provided, however, that the Additional Amounts on the Securities shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Amounts would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.50% per annum under the other, then the Additional Amounts rate shall be the higher rate of 0.50% per annum; provided, further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the Company's performing its obligations set forth in subsection (i) of the third sentence of Section 2.1(B) hereof (in the case of clause (iii) above), (4) upon the effectiveness or usability of the Shelf Registration Statement which had ceased to remain effective or usable (in the case of clause (iv) above), or (5) upon the termination of the Suspension Period that caused the limit on the aggregate duration of Suspension Periods in a period set forth in Section 2.1(A) to be exceeded (in the case of clause (v) above), Additional Amounts on the Securities as a result of such clause, as the case may be, shall cease to accrue.

         (B) Additional Amounts on the Registrable Securities, if any, will be payable in cash on January 15 and July 15 of each year (the "Additional Amounts Payment Date") to holders of record of outstanding Registrable Securities on each preceding January 1 and July 1, respectively. The date of determination of the Applicable Conversion Price of any outstanding Shares that are Registrable Securities shall be the Business Day immediately preceding the Additional Amounts Payment Date; provided that in the case of an event of the type described in Section 2.4(A)(iii) above, such Additional Amounts shall be paid only to a Holder that has delivered a properly completed Notice and Questionnaires that caused the Company to incur the obligations set forth in subsection (i) of the third sentence of Section 2.1(B), the non-performance of which is the basis of such Registration Default (an "Affected Holder"); provided, further, that any Additional Amounts accrued with respect to any Notes or portion thereof called for redemption on a redemption date or purchased on a purchase date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption, purchase or conversion on the applicable redemption date, purchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion), and shall continue to accrue on the Shares issuable upon conversion of any Notes to the extent any Registration Default has not yet been cured. Following the cure of all Registration Defaults requiring the payment of Additional Amounts by the Company to the Holders of Registrable Securities pursuant to Section 2.4(A), the accrual of Additional Amounts will cease without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Amounts by the Company.

         The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Additional Amounts are expressly provided shall be as set forth in this Section 2.4 in addition to any remedies

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available to the Holders of the Securities under the Indenture. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         3. Registration Procedures. In connection with the obligations of the Company with respect to Shelf Registration Statements pursuant to Section
2.1 hereof, the Company shall:

                  (A) prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form shall (i) be selected by the Company, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use its reasonable commercial efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (B) use reasonable commercial efforts to cause (i) any Shelf Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) subject to Section 2.1(C), any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (C) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution reasonably requested by the selling Holders thereof, in each case except during any Suspension Period;

                  (D) (i) notify each Holder of Registrable Securities, at least fifteen (15) calendar days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the methods reasonably requested by the Majority Holders and as set forth in the Notices and Questionnaires, (ii) furnish to each Notice Holder and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other

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         documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if such Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Notice Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, save and except during any Suspension Period;

                  (E) use its reasonable commercial efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of such jurisdictions as any Notice Holder and each underwriter of an underwritten offering of Registrable Securities, if any, shall reasonably request by the time such Shelf Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to
         (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(E) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (F) notify promptly each Notice Holder and, if requested by such Holder, confirm such advice in writing promptly (i) when such Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
         (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to such Shelf Registration Statement and Prospectus or for additional information after such Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the discovery of any facts during the period the Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or in light of which such Shelf Registration Statement or Prospectus omits to state a material fact or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading,
         (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate (which notice pursuant to clause (ii), (iii), (iv), (v) or (vi) shall be accompanied by an instruction to such Notice Holders to suspend the use of the Prospectus until the requisite changes have been made, but which notice need not specify the nature of the event giving rise to such suspension);

                  (G) furnish Holders' Counsel copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information;

                  (H) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as practicable and provide prompt notice to Holders' Counsel of the withdrawal of any such order;

                  (I) upon written request by a Notice Holder, furnish to such Holder and each underwriter, if any, identified by such Holder without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or all exhibits thereto, unless requested);

                  (J) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold to the extent not held with the Depositary through Cede & Co., to remove any restrictive legends, and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as such selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

                  (K) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(F)(ii), (iii), (iv), (v) and (vi) hereof and subject to Section 2.1(A) and the provisions of the first paragraph immediately following Section 3(T) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable commercial efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Notice Holder of such determination and to furnish each Notice Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

                  (L) obtain a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement, and provide the Trustee for the Notes and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depositary;

                  (M) unless the Indenture, as its relates to the Registrable Securities, has already been so qualified, use its reasonable commercial efforts to (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable commercial efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (N) enter into agreements (including underwriting agreements in customary form in the event of an underwritten offering conducted pursuant to Section 5 hereof) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and, in connection with any underwritten offering conducted pursuant to Section 5 hereof:

                           (i) make such representations and warranties to the underwriters, in form, substance and scope as has been customarily made by the Company to underwriters in primary underwritten public offerings of equity and convertible debt securities;

                           (ii) use reasonable commercial efforts to obtain opinions of counsel of the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten public offerings of equity and convertible debt securities and such other matters as may be reasonably requested by any Notice Holders participating in the offering and underwriters (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the effective time of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading);

                           (iii) use reasonable commercial efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriters, and use reasonable commercial efforts to have such letter addressed to the selling Notice Holders (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts and provided that such Notice Holders have provided such letters, representations or documentation, if any, required for such cold comfort letter to be so addressed), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten public offerings of the Company;

                           (iv) cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

                           (v) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in primary underwritten public offerings of equity and convertible debt securities to the Notice Holders of the Registrable Securities being sold and the managing underwriters, if any;

                  (O) make available for inspection by representatives of the Notice Holders, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with the Shelf Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers in order to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such persons or
         (iv) such information becomes available to such persons from a source other than the Company and its subsidiaries and such source is not known by such persons to be bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall be coordinated by (x) the managing underwriter in connection with any underwritten offering and (y) the Holder or Holders designated by the participating Majority Holders in connection with any nonunderwritten offering, together with one counsel designated by and on behalf of such persons, which shall be Holders' Counsel unless otherwise agreed by the managing underwriter and the Majority Holders;

                  (P) a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus (other than any post-effective amendment to the Shelf Registration Statement or supplement to the Prospectus filed solely pursuant to the third sentence of Section 2.1(B) hereof and any documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act that are deemed incorporated by reference in such Shelf Registration Statement or the Prospectus), provide copies of such document to the Representatives, to Holders' Counsel and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and make such changes in any such document prior to the filing thereof as the Representatives, such counsel or the underwriter or underwriters reasonably request; and, in the event of an underwritten offering conducted pursuant to Section 6 hereof, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the managing underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

                  (Q) use its reasonable commercial efforts to (i) confirm that the ratings of the Notes will apply to the Notes covered by the Shelf Registration Statement, or (ii) if the Notes were not previously rated, cause the Notes covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Majority Holders of Securities covered by such Shelf Registration Statement, or by the managing underwriters, if any;

                  (R) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                  (S) use its reasonable commercial efforts to cause the Shares to be listed on the New York Stock Exchange; and

                  (T) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

         Each Holder agrees that upon receipt of any notice from the Company (a) pursuant to Section 3(F)(ii), (iii), (iv), (v) or (vi) hereof or (b) of the Company's determination, in its reasonable judgment, upon advice of counsel, that the continued effectiveness and use of the Shelf Registration Statement or the Prospectus included in the Shelf Registration Statement would (x) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus until the receipt by such Holder of either copies of the supplemented or amended Prospectus contemplated by Section 3(K) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, or notice in writing from the Company that such Holder may resume disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus. If the Company shall give any such notice described in clause (a) above to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(F)(ii), (iii) or (iv) hereof, the Company shall be deemed to have used its reasonable commercial efforts to keep such Shelf Registration Statement effective during such Suspension Period; provided that the Company shall use its reasonable commercial efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Shelf Registration Statement. The Company shall extend the period during which such Shelf Registration Statement shall be maintained effective or the Prospectus shall be used pursuant to this Agreement by the number of days during the period from and including the date of the giving of the notice described in clauses (a) and (b) above to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or notification that they may resume such disposition under an existing Prospectus, provided that the Company shall not be required to extend such period beyond such time as there are no longer any Registrable Securities outstanding.

         Each Holder agrees, by acquisition of the Registrable Securities, that such Holder shall not be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus related thereto, unless such Holder has furnished the Company with a properly completed Notice and Questionnaire. Each Notice Holder agrees to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to the SEC's comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof.

         4.       Indemnification; Contribution.

         (A) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Initial Purchaser, Holder, or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the "Section 4 Persons"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the 1933 Act, or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that any Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act or any Prospectus included therein (or any amendment or supplement thereto) included or allegedly included an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any such Section 4 Person specifically for use in the preparation thereof; provided that in no case is the Company to be liable with respect to any claims made against any Section 4 Person unless such Section 4 Person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Section 4 Person, but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Section 4 Person otherwise than on account of the indemnity agreement contained in this paragraph; and provided, further, that the foregoing indemnity with respect to any Prospectus, including any preliminary prospectus or preliminary prospectus supplement, shall not inure to the benefit of any Section 4 Person if a copy of the Prospectus (as amended or supplemented, exclusive of the material incorporated by reference) had not been sent or given by or on behalf of such Section 4 Person to the Person asserting any such losses, claims, damages or liabilities concurrently with or prior to delivery of the written confirmation of the sale of Registrable Securities, as the case may be, to such Person and the untrue statement or omission of a material fact contained in any such Prospectus was corrected in the Prospectus (as amended or supplemented) if the Company had previously furnished copies thereof to such Section 4 Persons.

         The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, each Section 4 Person may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Section 4 Person or Section 4 Persons and such persons have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such
Section 4 Person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Section 4 Persons, which firm shall be designated in writing by the Initial Purchasers. The Company shall not be liable to indemnify any Person for any settlement of any such claim effected without the Company's prior written consent. This indemnity agreement will be in addition to any liability, which the Company might otherwise have.

         (B) Each Section 4 Person agrees severally and not jointly to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who have signed the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon the 1933 Act, or any other statute or at common law, on the ground or alleged ground that any Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act or any Prospectus included therein (or any amendment or supplement thereto) included or allegedly included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Section 4 Person specifically for use in the preparation thereof; provided that in no case is such Section 4 Person to be liable with respect to any claims made against the Company or any such director, officer or controlling person unless the Company or any such director, officer or controlling person shall have notified such Section 4 Person in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer or controlling person, but failure to notify such
Section 4 Person of any such claim shall not relieve it from any liability which it may have to the Company or any such director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Notwithstanding any other provision of this subsection (B), with respect to any amount due to an indemnified person under this subsection (B), such Section 4 Person shall not be liable for any amount in excess of the amount by which the net proceeds received by such Section 4 Person from the sale of Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Section 4 Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         Such Section 4 Person will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Section 4 Person elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that such Section 4 Person elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such
Section 4 Person shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer, or controlling person and such Section 4 Person and the Company or such director, officer, or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Section 4 Person, in which case such Section 4 Person shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer, or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Section 4 Person shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all of the Company and any such director, officer or controlling person, which firm shall be designated in writing by the Company. Such Section 4 Person shall not be liable to indemnify any person for any settlement of any such claim effected without such Section 4 Person's prior written consent. This indemnity agreement will be in addition to any liability which such Section 4 Person might otherwise have.

         (C) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (A) or (B) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (A) or (B) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (C) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (C). Notwithstanding any other provision of this subsection (C), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of such securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligations of the Holders of the Securities in this subsection (C) to contribute are several in proportion to the net proceeds received from the sale of such securities by such Holder and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (C), each person, if any, who controls such indemnified party within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company.

         5. Underwritten Offering. Any Holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided that (i) the Notice Holders of at least 15% in aggregate principal amount of the Registrable Securities initially covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate principal amount of such Registrable Securities shall be included in such offering. Upon receipt of such a request, the Company shall provide all Holders of Registrable Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell such Holder's Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements,
(b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) if such Holder is not then a Notice Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company within a reasonable amount of time before such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 2.2 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 3(P) hereof, upon receipt of a request from the managing underwriter or a representative of holders of a majority of the Registrable Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

         6.       Miscellaneous.

                  6.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (A) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (B) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and (C) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  6.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  6.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders of the Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Without the consent of the

Holder of each Registrable Security, however, no modification may change the provisions relating to the payment of Additional Amounts.

                  6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, electronic mail or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and
(b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 6.4.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied or sent by electronic mail; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

                  6.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  6.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  6.7 Specific Performance. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company

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to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.4 hereof.

                  6.8 Restriction on Resales. Until the expiration of two years after the Closing Date, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities that are Notes submit such Securities to the Trustee for cancellation.

                  6.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  6.10 Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  6.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  6.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  6.13 Entire Agreement. This Agreement and other writings referred to herein (including the Indenture and the Purchase Agreement) represent the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes and replaces any and all prior agreements and understandings, whether oral or written, with respect thereto.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           CENTERPOINT ENERGY, INC.

                                           By:   /s/ GARY L. WHITLOCK
                                              ----------------------------------
                                              Name:  Gary L. Whitlock
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


CONFIRMED AND ACCEPTED
AS OF THE DATE FIRST ABOVE WRITTEN:

CITIGROUP GLOBAL MARKETS INC., for itself and as representative of the Initial Purchasers

By:   /s/ BRUCE CHUNG
   ----------------------------------
   Name:  Bruce Chung
   Title: Vice President

DEUTSCHE BANK SECURITIES INC., for itself and as representative of the Initial Purchasers

By:   /s/ PAUL MURDOCK
   ----------------------------------
   Name:  Paul Murdock
   Title: Vice President

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